UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 16, 2008
Date of Report (Date of earliest event reported)

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-1553	52-0248090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 East Joppa Road
Towson, Maryland	21286
(Address of principal executive offices)	(Zip Code)

(410) 716-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 16, 2008, the Board of Directors of Black & Decker approved amendments to The Black & Decker Supplemental Retirement Savings Plan (the “Savings Plan”) and The Black & Decker Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors Plan”).  Copies of the Savings Plan and the Directors Plan, as amended, are attached as Exhibits 99.1 and 99.2, respectively, to this Report and are incorporated herein by reference.

In accordance with a transition rule under Section 409A of the Internal Revenue Code, the Savings Plan and the Directors Plan, as amended, allow a participant to change prior elections of amounts deferred under those plans, except that a revised election cannot change the payment terms for amounts that are scheduled to be paid in 2008 or cause payments to be accelerated into 2008.  Participants in the Savings Plan cannot change an election to accelerate a prior payment date if the tax deduction with respect to any portion of the payment subject to that election would be limited by Section 162(m) of the Internal Revenue Code.  The amendment to the Directors Plan also provides for the automatic distribution of deferred compensation balances upon the occurrence of a “Change in Control of the Corporation” as defined in the Directors Plan.  The amendments to the Savings Plan and the Directors Plan will not result in any material incremental cost to Black & Decker.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 16, 2008, the Board of Directors of Black & Decker approved amendments to Black & Decker’s bylaws, effective immediately.  A copy of Black & Decker’s amended bylaws is attached as Exhibit 3 to this Report and is incorporated herein by reference.  In addition to the changes described below, these amendments include non-substantive changes to clarify or update certain provisions or to be consistent with Maryland corporate law.  The following is a summary of the principal changes to the bylaws:

•
Prior to the amendments, the bylaws required the annual meeting of stockholders to be held on the third Thursday in April of each year.  As amended, the bylaws allow the Board of Directors to set the time and place of the annual meeting, which is consistent with a recent change in Maryland law.  The 2009 annual meeting of stockholders is scheduled to occur on April 30, 2009.

•
Prior to the amendments, the bylaws required stockholders who intend to submit a director nomination or other business before the annual meeting of stockholders to give written notice to Black & Decker not less than 90 days nor more than 110 days prior to the meeting.  As amended, the bylaws require written notice not less than 120 days nor more than 150 days prior to the first anniversary of the date on which Black & Decker first mailed its proxy materials in connection with the previous year’s annual meeting of stockholders. Stockholders desiring to bring business before the 2009 annual meeting of stockholders must give written notice to Black & Decker before November 25, 2008.

•
As amended, the bylaws require stockholders who intend to submit a director nomination or other business before an annual or special meeting of stockholders to include, in addition to other information, (a) certain details about all ownership interests in Black & Decker by the stockholder and any beneficial owner on whose behalf the nomination or proposal is made, including any derivative or short positions, profit or other economic interests, options, hedging transactions, borrowed or loaned shares, or any rights to vote Black & Decker’s securities, (b) a description of any agreement among the stockholder, the beneficial owner, and any of their affiliates or associates, and (c) a representation to update that information as of the record date of the meeting no later than 10 days after the record date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 3	Bylaws of The Black & Decker Corporation, as amended.

Exhibit 99.1	The Black & Decker Supplemental Retirement Savings Plan, as amended.

Exhibit 99.2	The Black & Decker Corporation Deferred Compensation Plan for Non-Employee Directors, as amended.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION

By:	/s/ CHARLES E. FENTON
Charles E. Fenton
Senior Vice President and General Counsel

Date: October 20, 2008